Exhibit 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Evolucia, Inc.

We hereby consent to the incorporation in this Registration Statement on Form S-8, of our report dated April 15, 2013, on the consolidated financial statements of Evolucia, Inc. as of and for the years ended December 31, 2012 and 2011, which are incorporated by reference into such registration statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kingery & Crouse, P.A.
Certified Public Accountants

Tampa, Florida
January 30, 2014